UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2023

Progress Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40027	85-3303412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Winthrop Square Penthouse

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 401-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	PGRWU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	PGRW	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock for an exercise price of $11.50	PGRWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 5, 2023, each of George Barrios and Michelle Wilson resigned as Co-Executive Officers, and Winston Meade resigned as Chief Financial Officer of Progress Acquisition Corp. (the “Company”). Mr. Barrios also resigned as a director of the Board, effective immediately. The resignations of Mr. Barrios, Ms. Wilson, and Mr. Meade from each of their respective positions are not the result of any disagreement with the Company, the Company’s management or the Company’s Board of Directors (the “Board”) on any matter relating to the Company’s operations, policies or practices.

Also effective May 5, 2023, the Board appointed David Arslanian as Chief Executive Officer and Rick Gallagher as Chief Financial Officer to replace the outgoing officers described above.

David Arslanian has served as the Company’s President since inception and the Company’s Chief Executive Officer from September 2021 to December 2022. He joined Progress Partners IB, Inc. (“Progress Partners”), an affiliate of Progress Capital I LLC, the Company’s sponsor, in January 2018 as managing director. He has extensive experience in tech, finance, and strategic partnerships. Prior to this, Mr. Arslanian held many C-level operating roles with various emerging tech companies in financial services and marketing. Most recently, he was vice president of corporate development and strategic partnerships at Telaria, Inc. (NYSE: TLRA), a software platform that optimizes yield for leading video publishers, which merged with The Rubicon Project, Inc. in April 2020 Mr. Arslanian is board member at Inanovate, Inc., a life sciences company that uses proprietary blood screening technology to develop reliable low-cost blood tests for improved cancer diagnosis. Mr. Arslanian was, from August 2010 to February 2011, Chief Operating Officer of Rovion, Inc., which filed for Chapter 11 bankruptcy on March 30, 2011. He is also a board member at innRoad, a software-as-a-service hotel management software solution. He received his MBA in Global Strategic Management from Babson College in 2006, and his B.A. in Economics from the University of Massachusetts Boston.

Richard Gallagher served as the Company’s Chief Financial Officer from inception to December 2022 and was one of the Company’s directors until November 2020. Mr. Gallagher has served as Senior Managing Director and Chief Financial Officer of Progress Partners from December 2014. He has extensive senior management experience working with various stages of companies. Mr. Gallagher has also been a Partner at Progress Ventures, an early-stage venture investment firm and the venture capital arm of Progress Partners, since December 2014. Throughout his career, Mr. Gallagher has provided strategic, business, financial and operating leadership to start-up enterprises, Fortune 1000 companies, publicly traded companies, private companies, and high growth venture capital backed entities with an industry emphasis on media and marketing. Mr. Gallagher has completed over a billion dollars worth of acquisitions, from sourcing to integration. Mr. Gallagher has co-founded three start-ups, having raised an aggregate of $35 million for such start-ups and guided them all to liquidity events, including one IPO. Rick has a B.B.A. in Accounting from the Isenberg School of Management at the University of Massachusetts-Amherst.

Except as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each of Messrs. Arslanian and Gallagher has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K and there are no arrangements or understandings between such individuals and any other person pursuant to which they were appointed to their new officer and/or director positions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2023

PROGRESS ACQUISITION CORP.

By:	/s/ David Arslanian
Name: David Arslanian
Title: Chief Executive Officer